SOUTHERN BANCORP, INC.
                    1986 INCENTIVE STOCK OPTION PLAN
                                  AND
                  1986 NONSTATUTORY STOCK OPTION PLAN

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                         SOUTHERN BANCORP, INC.
                    1986 INCENTIVE STOCK OPTION PLAN
                                  AND
                  1986 NONSTATUTORY STOCK OPTION PLAN

I. Purpose

(a) This Plan document is intended to implement and govern two separate Stock Option Plans of Southern Bancorp, Inc., a Georgia Corporation ("Company"), and its Parent Corporation or Subsidiary Corporation(s), if any:
(i) The Southern Bancorp, Inc. 1986 Incentive Stock Option Plan ("Plan A"); and
(ii) The Southern Bancorp, Inc. 1986 Nonstatutory Stock Option Plan ("Plan B"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of
Section 422A(b) of the Internal Revenue Code. Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all provisions of this Plan relate equally to both Plan A and Plan B, which Plans are condensed into one plan document solely for purposes of administrative convenience and are not intended to constitute tandem plans.

(b) The purpose of these Plans is to further the interests of the Company by assisting the Company in retaining and developing strong management and inducing individuals to become and remain employees of the Company. The Plans are intended to accomplish this purpose by allowing the Company to grant options ("Options") to purchase shares of the Company's common stock
("Common Stock"). (For purposes of these Plans, "Parent Corporation" and "Subsidiary Corporation" shall mean corporations as defined in Sections 425(e) and 425(f), respectively, of the Internal Revenue Code. Additionally, "Company" shall include any Parent Corporation or Subsidiary Corporation that may exist.)

2. Administration

(a) The Plans shall be administered by the Board of Directors or by a committee ("Committee") appointed by the Board and consisting of not less than three Board members who are not eligible to participate in either of these plans. (For purposes of this plan document, the term "Board" shall mean the Committee to the extent that the Board's powers have been delegated to the Committee.)

(b) The Board shall have sole authority in its absolute discretion to (i) determine which officers and other key employees of the Company shall receive Options ("Optionees"), and (ii) subject to the express provisions of these Plans, to determine the time when Options shall be granted, the terms and conditions of Options other than those terms and conditions fixed under these Plans, and the number of shares which may be issued upon exercise of the Options. The Board shall adopt by resolution such rules and regulations as

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may be required to carry out the purposes of the Plans and shall have authority to do everything necessary or appropriate to administer the Plans. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees. Administration of the Plans with respect to members of the Committee shall not be delegated, but shall at all times remain vested in the Board. The Board may from time to time remove members from, or add members to , the Committee and vacancies on the Committee shall be filled by the Board. Furthermore, the Board at any time by resolution may abolish the Committee and revest in the Board the administration of the Plans.

(c) With respect to Options granted to a key employee who is also a member of the Board, the Board shall take actions by a vote sufficient without counting the vote of such member of the Board, although such member of the Board may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the granting of Options to such member of the Board.

(d) The Committee, if appointed pursuant to this Section 2, shall report to the Board the name of employees granted Options, the number of shares covered by each Option and the terms and conditions of each such Option.

3. Eligibility

Persons who shall be eligible to receive Options under these Plans shall be employees of the Company who render those types of services which tend to contribute materially to the success of the Company.

The determination as to whether an officer or other key employee is eligible to receive Options hereunder shall be made by the Board in its sole discretion, and the decision of the Board shall be binding and final.

4. Number of Shares

The maximum aggregate number of shares which may be optioned and sold under these Plans is 30,000 shares of authorized but unissued Common Stock of the Company. In the event that Options granted under the Plans shall terminate or expire without being exercised, in whole or in part, the shares subject to such unexercised Options shall again become available for the granting of an Option under these Plans.

5. Option Price

(a) Plan A. The option price ("Option Price") for shares of Common Stock to be issued under Plan A shall be equal to or greater than the fair market value of such shares on the date on which the Option covering such shares is granted, except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder, then such Option Price shall be equal to or greater than one hundred ten percent (110%) of the fair market value of the shares on the date such Option is granted. For the purposes of Plan A, a "Restricted Shareholder" is an individual who, at the time an Option is granted under Plan A, owns stock possessing more than ten percent (10%) of the total combined vesting power of all classes of stock of the Company, with stock ownership to be determined in light of the attribution rules set forth in
Section 425(d) of the Internal Revenue Code. The fair market value of shares of Common Stock for all purposes of Plan A shall be determined by the Board in its sole discretion, exercised in good faith.

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(b) Plan B. The Option Price for shares of Common Stock to be issued under Plan
B shall be determined by the Board in its sole discretion, but in no event shall such Option Price be less than eighty-five percent (85%) of the fair market value of such shares on the date on which the Option covering such shares is granted. The fair market value of shares of Common Stock for all purposes of Plan B shall be determined by the Board in its sole discretion, exercised in good faith.

6. Term of the Plans

The Plans shall be effective as of May 29, 1986, and shall continue in effect until May 29, 1996 unless terminated earlier. No Option may be granted hereunder after May 29, 1996.

7. Exercise of Options

Subject to the limitations set forth herein and/or in any applicable Stock Option Agreement entered into hereunder, Options granted under these Plans shall be exercisable in accordance with the following rules:

(a) General. Subject to the other provisions of this Section 7, Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Stock Option Agreement. Notwithstanding the foregoing, the Board may in its sole discretion, accelerate the time at which an Option or installment thereof may be exercised.

(b) Termination of Options. All installments of an Option shall expire and terminate on such date as the Board shall determine, but in no event later than ten (10) years from the date such Option was granted (except that an Option granted under Plan A to a Restricted Shareholder shall by its terms not be exercisable after the expiration of five (5) years from the date provided otherwise in this Section 7 or in the Stock Option Agreement pursuant to which an Option is granted, an Option shall vest and may be exercised as provided in such Stock Option Agreement and at any time thereafter until, and including, the day before the Option Termination Date.

(c) Sale or Reorganization.

(i) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all the property or more than twenty-five percent (25%) of the then outstanding stock of the Company to another corporation, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date an agreement providing for such transaction is executed and ending as of the earlier of:

(A) The applicable expiration date for such Option as provided for in the Stock Option Agreement; or

(B) The date on which the disposition of assets or stock contemplated by any such agreement is consummated.

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(ii) Upon the consummation of any transaction specified in Section 7(c) (i)
above, these Plans and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective, unless provision is made in connection with such transaction for assumption of Options previously granted or the substitution for such Options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices. Any change or adjustment made pursuant to the terms of this Section 7(c) (ii) shall be made in such a manner so as not to constitute a "modification" as defined in Section 425(h) of the Internal Revenue Code and so as not to cause any Incentive Stock Option issued under Plan A to fail to continue to qualify as an Incentive Stock Option as defined in Section 422A(b) of the Internal
Revenue Code.

(d) Termination of Employment Other Than by Death or Disability

(i) In the event that the employment of an Optionee with the Company is terminated for any reason other than retirement, death or permanent and total disability, any installments under the Option which have not accrued as of such Optionee's termination date shall expire and become unexercisable as of such termination date. All vested and exercisable options as of such Optionee's termination date shall not be exercisable after the effective date of the Optionee's termination of employment. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 7(d) (i), but no Option may be exercised during any such leave of absence except during the first thirty (30) days thereof.

(ii) In the event that the employment of an Optionee with the Company is terminated by reason of such Optionee's retirement, any installments under the Option which have not accrued as of such Optionee's retirement date shall expire and become unexcercisable as of such retirement date. All vested and excerisable Options granted under Plan A as of such Optionee's retirement date shall remain excercisable for a period not to exceed twelve (12) months following such retirement date, or for such longer period as determined appropriate by the Board, but not to exceed the option termination date. All vested and exercisable Options granted under Plan B as of such Optionee's retirement date shall remain exercisable for a period not to exceed twelve (12) months following such retirement date.

(e) Death or Disability of Optionee While Employed

(i) In the event that the employment of an Optionee with the Company is terminated by reason of such Optionee's permanent and total disability, any installments under the Option which have not accrued as of the date of such Optionee's termination of employment by reason of permanent and total disability shall expire and become unexercisable as of such termination date. All vested and exercisable Options granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

(A) The applicable Option Termination Date; or

(B) The date which is twelve (12) months from the date of such Optionee's termination of employment by reason of permanent and total disability or for such longer period as determined by the Board. For purposes

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of these Plans, the term "permanent and total disability" shall be defined under Internal Revenue Code Section 105(d) (4).

(ii) In the event that the employment of an Optionee with the Company is terminated by reason of such Optionee's death, any Options which have not vested as of the date of such Optionee's termination of employment by reason of death shall expire and become unexercisable as of such date of death. All vested and exercisable options granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

(A) The applicable Option Termination Date; or

(B) The first anniversary of the date of such Optionee's termination of employment by reason of death or for such longer period as determined by the Board. Any such vested option of a deceased Optionee may be exercised prior to their expiration only by the person or persons to whom such Optionee's Option rights pass by will or by the laws of descent and distribution.

(f) Exercise of Options

(i) An Option may be exercised in accordance with this Section 7 as to all vested Options from time to time during the applicable option period, except that an Option shall not be exercisable with respect to fractions of a share.

(ii) As a condition to the exercise of an Option, the Board may in its sole discretion, require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that may be required to be withheld in connection with the exercise of such Option.

(g) Sequential Exercise Rule. Notwithstanding any other provision of these Plans, an Option granted under Plan A as an Incentive Stock Option shall not be exercisable while there is outstanding (within the meaning of Section 422A(c)
(7) of the Internal Revenue Code) any Incentive Stock Option which was granted, before the granting of the Option, to the Optionee to purchase stock in his employer corporation or in a corporation which (at the time of the granting of the Option) was a Parent Corporation or Subsidiary Corporation of the employer corporation, or in a predecessor corporation of any such corporations. For purposes of this Section, an Incentive Stock Option that is exercisable in installments over a period of years is outstanding until either the exercise or expiration of all installments.

(h) Payment. The entire Option Price shall be paid in cash at the time the Option is exercised; provided, however, that an Optionee may elect to pay for all or some of his Option shares with shares of Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable law. An Optionee's right to use Company shares to exercise an Option is expressly conditioned upon his making representations and warranties satisfactory to the Company regarding his title to the shares used to exercise such Option. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares as determined by the Board.

8. Shareholder Approval

The Options granted under the Plans are conditioned on approval of the Plans by the stockholders of the Company as required by applicable law and/or the Company's Certificate of Incorporation and Bylaws within twelve months.

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after approval of the Plans by the Board. No Option granted hereunder shall be exercisable (or otherwise vest any rights thereunder in the Optionees) unless and until the Plans have been so approved.

9. Limit on Value and Number of Optioned Shares

The aggregate fair market value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which any employee may be granted Incentive Stock Options in any calendar year under all incentive stock option plans of the Company shall not exceed One Hundred Thousand Dollars ($100,000.00) plus any Unused Limit Carryover to such year. For the purposes of this Section 9, "Unused Limit Carryover" means the amount defined by Section 422A(c) (4) of the Internal Revenue Code. The limitation imposed by this
Section 9 shall not apply with respect to nonstatutory stock options granted under Plan B.

10. Stock Option Agreement

The terms and conditions of Options granted under the Plans shall be evidenced by a Stock Option Agreement executed by the Company and the person to whom the Option is granted. Each Stock Option Agreement shall incorporate these Plans by reference and shall include such provisions as are determined to be necessary or appropriate by the Board.

11. Stock Restriction Agreement

As a condition to the granting of any Option hereunder and the subsequent exercise of any such Option, the Board may require the Optionee to enter into a stock restriction agreement with the Company for the purpose of limiting the sale or other transfer of ownership of Common Stock acquired by the Optionee.

12. Amendment or Termination of the Plans

(a) The Board may amend, suspend and/or terminate the Plans at any time; provided, however, that except as provided in Section 15 below, the Board shall not amend the Plans in the following respects without shareholder approval:

(i) To increase the maximum number of shares subject to the Plans;

(ii) To change the designation or class of persons eligible to receive Options under the Plans;

(iii) To extend the term of the Plans or the maximum Option exercise period; or

(iv) To decrease the minimum price at which shares may be optioned under the Plans.

(b) Furthermore, the Plans may not, without the approval of the shareholders, be amended in any manner that would cause Incentive Stock Options issued hereunder to fail to qualify as Incentive Stock Options as defined in Section 422A(b) of the Internal Revenue Code. Notwithstanding the foregoing, no amendment, suspension or termination of the Plans shall adversely affect Options granted on or prior to the date thereof, as evidenced by the execution of a Stock Option Agreement by both the Company and the Optionee, without the consent of such Optionee.

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13. Options Not Transferable

Options granted under these Plans may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of an Optionee only by such Optionee or, if such Optionee shall become legally incompetent or disabled, by such Optionee's guardian or legal representative.

14. Restrictions on Issuance of Shares

(a) Subject to the limitations set forth hereinbelow, the Company shall have the following registration, qualification and stock exchange approval obligations:

(i) In the event that the Company shall deem it necessary to register the Plans and/or the shares of Common Stock and/or the Options under the Securities Act of 1933 or other applicable statutes any shares of Common Stock with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from such registration requirements, then the Company shall take such action at its own expense before delivery of such shares; and/or

(ii) In the event the shares of stock of the Company shall be listed on any national stock exchange at the time of the exercise of an Option under the Plans, then the Company shall make prompt application for such stock exchange's approval of the listing of such shares on such stock exchange, at the sole expense of the Company.

(b) In no event shall the Company be obligated to agree to any conditions which it deems unacceptable as a prerequisite to obtaining such registration, qualification and/or stock exchange approval. The inability of the Company to obtain from any regulatory agency and/or stock exchange the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such requisite authorization shall not have been obtained.

(c) Options granted under the Plans shall be conditioned upon the Company obtaining any required regulatory permit authorizing the Company to issue such Options.

15. Adjustments Upon Changes in Capitalization

If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to individual Optionees under these Plans upon exercise of Options granted under the Plans; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

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16. Representations and Warranties

As a condition to the granting and the exercise of any portion of an Option, the Company may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

17. No Enlargement of Employee Rights

These Plans are purely voluntary on the part of the Company, and while the Company hopes to continue them indefinitely, the continuance of the Plans shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plans shall be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have the right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation and Bylaws, as the same may be amended from time to time.

18. Privileges of Stock Ownership

No person entitled to exercise any Option granted under the Plans shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until a certificate representing such shares shall have been issued. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate, except as provided in Section 15.

19. Legends on Options and Stock Certificates

Each Stock Option Agreement and each certificate representing shares of Common Stock acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable securities laws to be placed on the Stock Option Agreement and/or certificate.

20. Availability of Plans

A copy of these Plans shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any eligible person making reasonable inquiry concerning the Plans.

21. Applicable Law

These Plans shall be governed by and construed in accordance with the laws of the State of Georgia.

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IN WITNESS WHEREOF, pursuant to the due authorization and adoption of these
Plans by the Board on May 29, 1986, the Company has caused these Plans to be duly executed by its duly authorized officers, effective as of the date of such Board adoption.


                                    SOUTHERN BANCORP, INC.


                                    BY:
                                       ----------------------------------
                                       President

                                    ATTEST:
                                           ------------------------------
                                           Secretary







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